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                                                                  EXHIBIT 3.1.1


                           THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   EXULT, INC.



        EXULT, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

        DOES HEREBY CERTIFY:

        FIRST: That the Corporation was originally incorporated in Delaware under the name BPO-US, INC., and the date of its filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 29, 1998.

        SECOND: That the Board of Directors fully adopted resolutions proposing to amend and restate the Second Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, par value $.0001, per share (the "Common Stock"), Series A Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), Series B Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $.0001 per share (the "Series C Preferred Stock"), in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law;

        THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

        RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                    ARTICLE I

                                      NAME

        The name of the corporation is EXULT, Inc. (the "Corporation").

                                   ARTICLE II

                                REGISTERED OFFICE

        The address of the Corporation's registered office is 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is National Corporate Research Ltd.




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                                   ARTICLE III

                                     POWERS

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                                  CAPITAL STOCK

        The Corporation is authorized to issue two classes of stock to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Five Hundred Fifteen Million (515,000,000) shares. Five Hundred Million (500,000,000) shares shall be designated as Common Stock, par value $.0001 per share (the "Common Stock"), and Fifteen Million (15,000,000) shares shall be designated as Preferred Stock, par value $.0001 per share (the "Preferred Stock"). The Preferred Stock shall be divided into four series. The first series shall consist of Twenty-Five Thousand (25,000) shares designated as Series A Preferred Stock having the powers, designations, preferences and rights set forth in Article IV(B) below (the "Series A Preferred Stock"), the second series shall consist of One Million Six Hundred Ninety-Six Thousand Three Hundred Sixty-Nine (1,696,369) shares designated as Series B Preferred Stock having the powers, designations, preferences and rights set forth in Article IV(B) below (the "Series B Preferred Stock"), the third series shall consist of Five Million Five Hundred Thousand (5,500,000) shares designated as Series C Convertible Preferred Stock having the powers, designations, preferences and rights set forth in Article IV(B) below (the "Series C Preferred Stock") and the fourth series shall consist of Seven Million Six Hundred Fifty Thousand Five Hundred Thirty-Three (7,650,533) shares designated as Series D Convertible Preferred Stock having the powers, designations, preferences and rights set forth in Article IV(B) below (the "Series D Preferred Stock"). The remaining One Hundred Twenty-Eight Thousand Ninety-Eight (128,098) shares of Preferred Stock shall be undesignated as of the date hereof (the "Undesignated Preferred Stock") and may be designated with such powers, preferences and rights in accordance with Article IV(B) below.

        Effective upon the filing of this Third Amended and Restated Certificate of Incorporation by the Secretary of State of the State of Delaware, every one share of Common Stock, par value $0.0001 per share, of the Corporation issued and outstanding immediately prior thereto shall, without any action on the part of the holder thereof, be changed into 5 shares of Common Stock.

        The designation, relative rights, preferences and limitations of the shares of each class are as follows:



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        A. COMMON STOCK.

           1. Rank. The Common Stock shall, with respect to the distribution of assets and rights upon a Liquidation rank (a) junior to (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Preferred Stock and (iv) the Series D Preferred Stock and (b) senior to all classes of capital stock of the Company hereafter created which do not expressly rank pari passu with or senior to the Common Stock.

           2. Dividends. The holders of Common Stock shall be entitled to receive dividends, if any, out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

           3. Liquidation Preference. Upon the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation or the dissolution or winding up of the Corporation, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any Capital Stock ranking senior to the Common Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, if any, in proportion to the amount of such stock owned by each such holder.

           4. Redemption. The shares of Common Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

           5. Voting Rights. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.

        B. PREFERRED STOCK.

           1. Undesignated Preferred Stock. Shares of Undesignated Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares of Preferred Stock issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock may have such voting powers, full or limited, or may be without voting power and may have such powers, designations and preferences, and such relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock and as may be permitted by the General Corporation Law. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of



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any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this Article IV(B)(1), provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in section 151(a) of the General Corporation Law of the State of Delaware. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of an series of shares of Preferred Stock.

        2. Series A Preferred Stock; Series B Preferred Stock; Series C Preferred Stock; and Series D Preferred Stock.

           (a) Rank. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, shall, with respect to distributions of assets and rights upon the occurrence of a Liquidation, rank (a) pari passu with one another, and (b) senior to (i) all classes of common stock of the Corporation (including, without limitation, the Common Stock) and (ii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (collectively with the Common Stock, the "Junior Stock").

           (b) Dividends. Each holder of shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock and shares of Series D Preferred Stock shall not be entitled to receive dividends except in accordance with this Article IV(B)(2)(b). If the Corporation declares and pays dividends on the Common Stock, then, in that event, the holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of shares of Series C Preferred Stock and the holders of shares of Series D Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Article IV(B)(2)(f)(i) immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

           (c) Liquidation Preference.

               (i) Upon the occurrence of a Liquidation, (w) the holders of shares of Series A Preferred Stock shall be entitled to be paid for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation legally available for



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distribution to its stockholders, an amount (the "Series A Liquidation Amount")
in cash equal to (i) $40.00 (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "Series A Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for such Liquidation, before any payment or distribution is made to any Junior Stock, (x) the holders of shares of Series B Preferred Stock shall be entitled to be paid for each share of Series B Preferred Stock held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount (the "Series B Liquidation Amount") in cash equal to (i) $5.42 (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "Series B Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for such Liquidation, before any payment or distribution is made to any Junior Stock, (y) the holders of shares of Series C Preferred Stock shall be entitled to be paid for each share of Series C Preferred Stock held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount (the "Series C Liquidation Amount") in cash equal to (i) $10.28 (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "Series C Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for such Liquidation, before any payment or distribution is made to any Junior Stock and (z) the holders of shares of Series D Preferred Stock shall be entitled to be paid for each share of Series D Preferred Stock held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount (the "Series D Liquidation Amount") in cash equal to (i) $8.714 (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) (the "Series D Liquidation Preference") plus (ii) all declared and unpaid dividends thereon to the date fixed for such Liquidation, before any payment or distribution is made to any Junior Stock. Such payment to the holders of Series A Preferred Stock of the Series A Liquidation Amount, such payment to the holders of the Series B Preferred Stock of the Series B Liquidation Amount, such payment to the holders of the Series C Preferred Stock of the Series C Liquidation Amount and such payment to the holders of the Series D Preferred Stock of the Series D Liquidation Amount shall be made pro rata. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be insufficient to permit payment in full of the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount and the Series D Liquidation Amount to the holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, then the holders of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall share ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

               (ii) After the holders of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have been paid in full the amounts to which they are entitled pursuant to
Article IV(B)(2)(c)(i), the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, the shares of Series C Preferred Stock and the shares of Series D Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.



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               (iii) In the event of a Merger or a Sale, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors of the Corporation, which determination shall be reasonably acceptable to the holders of a majority of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be. Any securities shall be valued as follows: (y) securities not subject to investment letter or other similar restrictions on free marketability covered by
(z) shall be deemed to have a value equal to the Current Market Price and (z) the method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the Current Market Price to reflect the approximate fair market value thereof, as determined by the Board of Directors, which determination shall be reasonably acceptable to the holders of a majority of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be.

               (iv) Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series A Preferred Stock, the holders of record of the Series B Preferred Stock, the holders of record of the Series C Preferred Stock and the holders of record of the Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

           (d) Redemption. The shares of Series A Preferred Stock, the shares of Series B Preferred Stock, the shares of the Series C Preferred Stock and the shares of the Series D Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

           (e) Voting Rights; Election of Directors.

               (i) The holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock shall be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

               (ii) Each outstanding share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock, each outstanding share of Series C Preferred Stock and each outstanding share of Series D Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at all special or annual meetings of stockholders or in any actions taken by written consent, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon with the Common Stock), except as otherwise provided by the General Corporation Law or as otherwise provided herein. With respect to any such vote, each share of Series A Preferred Stock, each share of Series B Preferred Stock, each share of Series C Preferred Stock and each share of Series D Preferred Stock shall entitle the



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holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock, its shares of Series B Preferred Stock, its shares of Series C Preferred Stock or its shares of Series D Preferred Stock, as the case may be, into shares of Common Stock pursuant to Article IV(B)(2)(f)(i) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

               (iii) So long as General Atlantic Partners 54, L.P. and/or any affiliate thereof owns shares of Common Stock and/or Series A Preferred Stock or other securities of the Corporation convertible into or exchangeable for shares of Common Stock, then the holders of the Series A Preferred Stock, voting together as a separate class, shall be entitled to elect one director of the Corporation (the "Series A Director"). The Series A Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon with the Common Stock) with respect to the election of all of the other directors of the Corporation (other than the Series B Director). At any meeting held for the purpose of electing directors or in any action by written consent at a time when the Series A Preferred Stock is entitled to vote as a separate class for the election of the Series A Director, (i) the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the Series A Director; (ii) the holders of Series A Preferred Stock shall be entitled to cast one vote per share of Series A Preferred Stock in any such election; and (iii) the Series A Director shall be elected by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock. Until the date of the Initial Public Offering, a vacancy in a directorship held by the Series A Director pursuant to this Article IV(B)(2)(e)(iii) shall be filled only by vote or written consent of the holders of the Series A Preferred Stock.

               (iv) So long as General Atlantic Partners 54, L.P. and/or any affiliate thereof own shares of Common Stock and/or Series B Preferred Stock or other securities of the Corporation convertible into or exchangeable for shares of Common Stock, then the holders of the Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one director of the Corporation (the "Series B Director"). The Series B Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon with the Common Stock) with respect to the election of all of the other directors of the Corporation (other than the Series A Director). At any meeting held for the purpose of electing directors at a time when the Series B Preferred Stock is entitled to vote as a separate class for the election of the Series B Director,
(i) the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of the Series B Director; (ii) the holders of Series B Preferred Stock shall be entitled to cast one vote per share of Series B Preferred Stock in any such election; and (iii) the Series B Director shall be elected by the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock. Until the date of the Initial Public Offering, a vacancy in a directorship held by the Series B Director pursuant to this Article IV(B)(2)(e)(iv) shall be filled only by vote or written consent of the holders of the Series B Preferred Stock.



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               (v) Notwithstanding anything to the contrary contained herein, the vote of holders of a majority of the Series C Preferred Stock shall be a prerequisite to the designation or issuance of any shares of Capital Stock of the Corporation ranking pari passu with or senior to the Series C Preferred Stock in the event of a Liquidation or otherwise.

               (vi) Notwithstanding anything to the contrary contained herein, the vote of holders of a majority of the Series D Preferred Stock shall be a prerequisite to the designation or issuance of any shares of Capital Stock of the Corporation ranking pari passu with or senior to the Series D Preferred Stock in the event of a Liquidation or otherwise.

           (f) Conversion.

               (i) Optional Conversion. Any holder of Series A Preferred Stock, any holder of Series B Preferred Stock, any holder of Series C Preferred Stock and any holder of Series D Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Article IV(B)(2)(f), (w) any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the Series A Liquidation Preference divided by (ii) the conversion price of $0.044444444 per share, subject to adjustment as provided in Article IV(B)(2)(f)(v) (such price, the "Series A Conversion Price"), then in effect,
(x) any or all of such holder's shares of Series B Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of (i) the Series B Liquidation Preference divided by (ii) the conversion price of $1.084 per share, subject to adjustment as provided in Article IV(B)(2)(f)(v) (such price, the "Series B Conversion Price"), then in effect, (y) any or all of such holder's shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (i) the Series C Liquidation Preference divided by (ii) the conversion price of $2.056 per share, subject to adjustment as provided in Article IV(B)(2)(f)(v) (such price, the "Series C Conversion Price"), then in effect and (z) any or all of such holder's shares of Series D Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series D Preferred Stock being so converted multiplied by the quotient of (i) the Series D Liquidation Preference divided by (ii) the conversion price of $8.714 per share, subject to adjustment as provided in
Article IV(B)(2)(f)(v) (such price, the "Series D Conversion Price"), then in effect. Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of the Series D Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock, such shares of Series B Preferred Stock, such shares of Series C Preferred Stock or such shares of Series D Preferred Stock, as the case may be, and specifying the name or names



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(with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Article IV(B)(2)(f)(xi). All certificates representing shares of Series A Preferred Stock, all certificates representing shares of Series B Preferred Stock, all certificates representing shares of Series C Preferred Stock and all certificates representing shares of Series D Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock, the holder of shares of Series B Preferred Stock, the holder of shares of Series C Preferred Stock or the holder of shares of Series D Preferred Stock, as the case may be, that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the date of such conversion.

               (ii) Automatic Conversion. Immediately prior to the closing of the Initial Public Offering, each outstanding share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock, each outstanding share of Series C Preferred Stock and each outstanding share of Series D Preferred Stock shall be automatically converted, with no further action required to be taken by the Corporation or the holder thereof, into (A) in the case of the Series A Preferred Stock, the number of fully paid and nonassessable shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being converted multiplied by the quotient of (i) the Series A Liquidation Preference divided by (ii) the Series A Conversion Price then in effect, (B) in the case of the Series B Preferred Stock, the number of fully paid and nonassessable shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock being converted multiplied by the quotient of
(i) the Series B Liquidation Preference divided by (ii) the Series B Conversion Price then in effect, (C) in the case of the Series C Preferred Stock, the number of fully paid and nonassessable shares of Common Stock equal to the product of the number of shares of Series C Preferred Stock being converted multiplied by the quotient (i) the Series C Liquidation Preference divided by
(ii) the Series C Conversion Price then in effect and (D) in the case of the Series D Preferred Stock, the number of fully paid and nonassessable shares of Common Stock equal to the product of the number of shares of Series D Preferred Stock being converted multiplied by the quotient (i) the Series D Liquidation Preference divided by (ii) the Series D Conversion Price then in effect.


                   Immediately upon conversion as provided herein, each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Series D Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the



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Common Stock shall not then actually be delivered to such Person. Upon notice from the Corporation, each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Series D Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by notice to the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of the Series D Preferred Stock) certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, so converted.

               (iii) As promptly as practicable after the surrender of certificate(s) representing any shares of Series A Preferred Stock, any shares of Series B Preferred Stock, any shares of Series C Preferred Stock or any shares of Series D Preferred Stock, as the case may be, as to which notice of conversion has been delivered to the Corporation, the Corporation shall deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock or shares of Series D Preferred Stock, as the case may be, have been converted in accordance with the provisions of this paragraph. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

               (iv) To the extent permitted by law, when shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock or shares of Series D Preferred Stock, as the case may be, are converted, all dividends declared and unpaid on such shares of Series A Preferred Stock, such shares of Series B Preferred Stock, such shares of Series C Preferred Stock or such shares of Series D Preferred Stock, as the case may be, so converted to the date of conversion shall be immediately due and payable, and, to the extent the Corporation has legally available funds therefor, payment of such declared and unpaid dividends shall accompany the shares of Common Stock issued upon such conversion.

               (v) Anti-dilution Adjustments. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, and the number and type of securities to be received upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, shall be subject to adjustment as follows:

                   (A) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock, the holders of the shares of Series B Preferred Stock, the holders of the shares of Series C Preferred Stock and the holders of the shares of Series D Preferred Stock, or in which holders of such shares participate, in the manner provided in Article IV(B)(2)(b)) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Article IV(B)(2)(f)(v)), then, and in each such case, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock, the holder of any share of Series B Preferred Stock, the holder of any share of Series C Preferred Stock and the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock, such share of Series B Preferred Stock, such share of Series C Preferred Stock and such share of Series D Preferred Stock been converted immediately prior to the record date applicable to such event. An adjustment made pursuant to this
Article IV(B)(2)(f)(v)(A) shall become effective retroactively to the close of business on the day upon which such corporate action becomes effective.

                   (B) Issuance of Common Stock or Common Stock Equivalents Below Series B Conversion Price, Series C Conversion Price or Series D Conversion Price.

                        (i) In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series B Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share that is less than the Series B Conversion Price then in effect as of the record date or Series B Issue Date referred to in the following sentence, as the case may be (the "Series B Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another paragraph of this Article
(IV)(B)(2)(f)(v) and (ii) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, the Series B Conversion Price then in effect shall be adjusted by multiplying the Series B Conversion Price in effect on the day immediately prior to the Series B Relevant Date by a fraction
(I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Series B Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series B Conversion Price on the Series B Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock into which such Common Stock

Equivalents may convert, exchange or be exercised plus the number of shares of Common Stock which the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Series B Conversion Price on the Series B Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Series B Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised). For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and all Common Stock Equivalents had been fully converted, exchanged or exercised into shares of Common Stock as of such date. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued or sold, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and
(y) in all other cases, to the date of such issuance (the "the Series B Issue Date"); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Article IV(B)(2)(f)(v)(B)(i) shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised; and provided further, that if any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Article IV(B)(2)(f)(v)(B)(i) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Series B Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (i) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (ii) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (iii) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                        (ii) In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series C Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share (the "New Issue Price") that is less than the Series C Conversion Price then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Series C Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another paragraph of this Article IV(B)(2)(f)(v) and (ii) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, the Series C Conversion Price then in effect shall be adjusted to equal the New Issue Price. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued or sold, and shall become effective retroactively
(x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, to the date of such issuance (the "Series C Issue Date"); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Article IV(B)(2)(f)(v)(B)(ii) shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised; and provided further, that if any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this
Article IV(B)(2)(f)(v)(B)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Series C Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (i) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (ii) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (iii) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.


                        (iii) In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series D Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share that is less than the Series D Conversion Price then in effect as of the record date or Series D Issue Date referred to in the following sentence, as the case may be (the "Series D Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another paragraph of this Article
(IV)(B)(2)(f)(v) and (ii) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, the Series D Conversion Price then in effect shall be adjusted by multiplying the Series D Conversion Price in effect on the day immediately prior to the Series D Relevant Date by a fraction
(I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Series D Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series D Conversion Price on the Series D Relevant Date (or, in the case of Common Stock

Equivalents, the number of shares of Common Stock into which such Common Stock Equivalents may convert, exchange or be exercised plus the number of shares of Common Stock which the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Series D Conversion Price on the Series D Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Series D Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised). For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and all Common Stock Equivalents had been fully converted, exchanged or exercised into shares of Common Stock as of such date. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued or sold, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and
(y) in all other cases, to the date of such issuance (the "the Series D Issue Date"); provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Article IV(B)(2)(f)(v)(B)(iii) shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised; and provided further, that if any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Article IV(B)(2)(f)(v)(B)(iii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Series D Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (i) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (ii) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (iii) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                        (iv) If, prior to the conversion of the Series D Preferred Stock, the Corporation conducts its first underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act and such public offering has a valuation of less than $810,000,000 (for purposes of this subsection (iv), valuation shall mean the amount equal to the product of (A) the number of issued and outstanding shares of Common Stock on a pre-money (i.e. exclusive of the shares to be issued in connection with such public offering) fully-diluted basis (other than Common Stock Equivalents that are not "in-the-money") multiplied by (B) the initial price to the public at which shares of the Corporation's Common Stock are sold pursuant to such public offering then, the Series D Conversion Price then in effect shall be adjusted to equal the initial price to the public. Such adjustment shall be made immediately prior to any mandatory conversion of the Series D Preferred Stock in connection with the closing of the Initial Public Offering.

                   (C) Certain Distributions. In case the Corporation shall at any time or from time to time prior to conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock, the holders of shares of Series C Preferred Stock and the holders of shares of Series D Preferred Stock, or in which holders of such shares participate, in the manner provided in Article IV(B)(2)(b), and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Article IV(B)(2)(f)(v) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price is made pursuant to another paragraph of this Article IV(B)(2)(f)(v) and any distribution in connection with an Excluded Transaction), then, and in each such case, each of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying each of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock, the holder of shares of Series B Preferred Stock, the holder of shares of Series C Preferred Stock and the holder of shares of Series D Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, the shares of Series C Preferred Stock and the shares of Series D Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                   (D) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Article IV(B)(2)(f)(v)(A) through (C) or
Article IV(B)(2)(f)(viii) (but not including any action described in any such Article) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price as a result of such action, then, and in each such case, each of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock, the holders of the shares of Series B Preferred Stock, the holders of the shares of Series C Preferred Stock and the holders of the shares of Series D Preferred Stock).

                   (E) De Minimis Adjustments. Notwithstanding anything herein to the contrary, no adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be required unless such adjustment would require a change of at least 1% in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be; provided, however, that any adjustments which by reason of this Article IV(B)(2)(f)(v)(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               (vi) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be required by reason of the taking of such record.

               (vii) Certificate as to Adjustments. Upon any increase or decrease in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, the Corporation shall within a reasonable period (not to exceed 10 days) following the consummation of any of the foregoing transactions deliver to each registered holder of Series A Preferred Stock, each registered holder of Series B Preferred Stock, each registered holder of Series C Preferred Stock and each registered holder of Series D Preferred Stock a certificate, signed by (i) the President or a Vice President of the Corporation and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price then in effect following such adjustment.

               (viii) Reorganization, Reclassification. In case of any Merger or Sale (subject to Article IV(B)(2)(c)(i)), or any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), the Corporation shall execute and deliver to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Series D Preferred Stock at least ten (10) Business Days prior to effecting such Merger, Sale, reorganization or reclassification a certificate stating that such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, as the case may be, shall have the right thereafter to convert such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, as the case may be, into the kind and amount of shares of stock or other securities, property or cash receivable upon such Merger, Sale, reorganization or reclassification by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, as the case may be, could have been converted immediately prior to such Merger, Sale, reorganization or reclassification, and provision shall be made therefor in the agreement, if any, relating to such Merger, Sale, reorganization or reclassification. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV(B)(2)(f). The provisions of this
Article IV(B)(2)(f)(viii) and any equivalent thereof in any such certificate similarly shall apply to successive transactions. The foregoing notwithstanding, in the event of a merger, consolidation or other business combination in which the holders of a majority of the voting securities of the Corporation prior to such a merger, consolidation or other business combination continue to own a majority of the voting securities of the surviving Person, the Corporation will take no action to cause the exchange or conversion of any outstanding shares of any of the Series A, B, C or D Preferred Stock for or into any class or series of capital stock of the surviving Person having rights preferences and privileges inferior to those of the relevant series of Preferred Stock (whether by the terms of such merger, consolidation or other business combination or otherwise) (such a class or series an "Inferior Stock") without first obtaining the separate approval of at least a majority of: (i) the Series A Preferred Stock with regard to such an exchange or conversion of the Series A Preferred Stock for or into an Inferior Stock, (ii) the Series B Preferred Stock with regard to such an exchange or conversion of the Series B Preferred Stock for or into an Inferior Stock, (iii) the Series C Preferred Stock with regard to such an exchange or conversion of the Series C Preferred Stock for or into an Inferior Stock, or (iv) the Series D Preferred Stock with regard to such an exchange or conversion of the Series D Preferred Stock for or into an Inferior Stock.

               (ix) Notices. In case at any time or from time to time:

                   (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

                   (x) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                   (y) there shall be any reorganization or reclassification of the Common Stock; or

                   (z) there shall occur a Merger or a Sale;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock, each holder of shares of Series B Preferred Stock, each holder of shares of Series C Preferred Stock and each holder of shares of Series D Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such reorganization, reclassification, Merger or Sale is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, Merger or Sale. Notwithstanding the foregoing, in the case of any event to which Article IV(B)(2)(f)(viii) is applicable, the Corporation shall also deliver the certificate described in such Article IV(B)(2)(f)(viii) to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, each holder of Series C Preferred Stock and each holder of Series D Preferred Stock at least 10 Business Days' prior to effecting such reorganization or reclassification as aforesaid.

                   (x) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, all outstanding shares of Series B Preferred Stock, all outstanding shares of Series C Preferred Stock and all outstanding shares of Series D Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock, all outstanding shares of Series B Preferred Stock, all outstanding shares of Series C Preferred Stock and all outstanding shares of Series D Preferred Stock.

                   (xi) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock or shares of Series D Preferred Stock, as the case may be, shall be made without charge to the converting holder of shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock or shares of Series D Preferred Stock, as the case may be, for such certificates or for any documentary stamp, or similar issue or transfer tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of Series C Preferred Stock or shares of Series D Preferred Stock, as the case may be, converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock, shares of Series B Preferred Stock, shares of

Series C Preferred Stock or shares of Series D Preferred Stock, as the case may be, converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

           (g) Certain Remedies. Any registered holder of Series A Preferred Stock, any registered holder of Series B Preferred Stock, any registered holder of Series C Preferred Stock and any registered holder of Series D Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Third Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Third Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

           (h) Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

                                    ARTICLE V

                                   DEFINITIONS

        As used in this Third Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

        "Board of Directors" means the Board of Directors of the Corporation.

        "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

        "By-laws" shall have the meaning ascribed to it in Article VIII hereof.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

        "Commission" means the United States Securities and Exchange Commission.

        "Common Stock" shall have the meaning ascribed to it in Article IV hereof.

        "Common Stock Equivalent" shall mean any security or obligation which is by its terms convertible into or exercisable or exchangeable for shares of Common Stock or another Common Stock Equivalent, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

        "Corporation" shall have the meaning ascribed to it in the first paragraph of this Amended and Restated Certificate of Incorporation.


        "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

        "Excluded Transaction" means (i) any issuance by the Corporation to employees, consultants or directors of the Corporation of options to purchase up to 2,800,000 shares of Common Stock (subject to anti-dilution adjustment for stock splits, combinations and the like), pursuant to a stock option plan or any other employee benefit arrangement approved by the Board of Directors, (ii) any issuance of shares of Common Stock upon conversion or exercise of any issued and outstanding Common Stock Equivalent (including issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock), (iii) any shares of Capital Stock issued as a dividend or distribution on the Common Stock and Preferred Stock, (iv) any shares of Common Stock issued in connection with any transaction approved by the Board of Directors involving the acquisition of more than fifty percent (50%) of the Capital Stock of another person or substantially all of the assets of another person, whether by way of merger, exchange of shares or asset purchase or otherwise, including all shares of stock issuable upon exercise of options, warrants or other rights assumed by the Corporation in connection with such transaction, (v) any shares of Common Stock issued or issuable upon exercise of warrants or other rights granted in connection with loans, bank financings or lease or equipment lines of credit approved by the Board of Directors, and (vi) 187,515 shares of Common Stock or Common Stock Equivalents (subject to anti-dilution adjustment for stock splits, combinations and the like) issued or issuable in connection with strategic alliances with customers, distributors, suppliers or any other strategic partner of the Company (other than venture capital firms, private equity firms (including, without limitation, private equity businesses of investment or commercial banks), open-ended or closed-ended investment companies or any entity similar to any of the foregoing) approved by the Board of Directors.

        "General Corporation Law" shall have the meaning ascribed to it in the second paragraph of this Amended and Restated Certificate of Incorporation.

        "Initial Public Offering" shall mean the Corporation's first underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act (i) resulting in aggregate net proceeds (after expenses and underwriting commissions and discounts) to the Corporation and any selling stockholders of at least $20,000,000 and (ii) in which the IPO Valuation is at least $100,000,000.

        "IPO Valuation" shall mean the amount equal to the product of (i) the number of issued and outstanding shares of Common Stock on a fully diluted basis (other than Common Stock Equivalents that are not "in-the-money") multiplied by
(ii) the midpoint of the anticipated price range per share of the Common Stock to be offered in the Initial Public Offering as set forth in the information provide in the initial registration statement for purposes of calculating the Commission filing fee.

        "Junior Stock" shall have the meaning ascribed to it in Article IV(B)(2)(a) hereof.

        "Liquidation" shall mean (a) the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation, (b) a Merger or (c) a Sale.

        "Market Price" shall mean, as of the date of determination, (a) the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors, which determination shall be reasonably acceptable to the holders of the majority of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be. Any such determination by the Board of Directors shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

        "Merger" shall mean (x) the merger, consolidation or other business combination of the Corporation into or with one or more Persons or (y) the merger, consolidation or other business combination of one or more Persons into or with the Corporation, if, in the case of (x) or (y), the holders of a majority of the voting securities of the Company prior to such a merger, consolidation or other business combination do not own a majority of the voting securities of the surviving Person.

        "New Issue Price" shall have the meaning ascribed to it in Article IV(B)(2)(f)(v)(B)(ii).

        "Other Entity" shall have the meaning ascribed to it in Article VIII hereof.

        "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

        "Preferred Stock" has the meaning ascribed to it in Article II hereof.

        "Proceeding" has the meaning ascribed to it in Article VIII hereof.

        "Sale" shall mean the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Series A Conversion Price" shall have the meaning ascribed to it in
Article IV(B)(2)(f)(i).

        "Series A Liquidation Amount" shall have the meaning ascribed to it in
Article IV(B)(2)(c)(i).

        "Series A Liquidation Preference" shall have the meaning ascribed to it in Article IV(B)(2)(c)(i).

        "Series A Preferred Stock" shall have the meaning ascribed to it in the second paragraph of this Amended and Restated Certificate of Incorporation.

        "Series B Conversion Price" shall have the meaning ascribed to it in
Article IV(B)(2)(f)(i).

        "Series B Issue Date" shall have the meaning ascribed to it in Article IV(B)(2)(f)(v)(B)(i).

        "Series B Liquidation Amount" shall have the meaning ascribed to it in
Article IV(B)(2)(c)(i).

        "Series B Liquidation Preference" shall have the meaning ascribed to it in Article IV(B)(2)(c)(i) hereof.

        "Series B Preferred Stock" shall have the meaning ascribed to it in
Article II hereof.

        "Series B Relevant Date" shall have the meaning ascribed to it in
Article IV (B)(2)(f)(v)(B)(i) hereof.

        "Series C Conversion Price" shall have the meaning ascribed to it in
Article IV(B)(2)(f)(i).

        "Series C Issue Date" shall have the meaning ascribed to it in Article IV(B)(2)(f)(v)(B)(ii).

        "Series C Liquidation Amount" shall have the meaning ascribed to it in
Article IV(B)(2)(c)(i).

        "Series C Liquidation Preference" shall have the meaning ascribed to it in Article IV(B)(2)(c)(i) hereof.

        "Series C Preferred Stock" shall have the meaning ascribed to it in
Article II hereof.

        "Series C Relevant Date" shall have the meaning ascribed to it in
Article IV (B)(2)(f)(v)(B)(ii) hereof.

        "Series D Conversion Price" shall have the meaning ascribed to it in
Article IV(B)(2)(f)(i).

        "Series D Issue Date" shall have the meaning ascribed to it in Article IV(B)(2)(f)(v)(B)(iii).

        "Series D Liquidation Amount" shall have the meaning ascribed to it in
Article IV(B)(2)(c)(i).

        "Series D Liquidation Preference" shall have the meaning ascribed to it in Article IV(B)(2)(c)(i) hereof.

        "Series D Preferred Stock" shall have the meaning ascribed to it in
Article II hereof.

        "Series D Relevant Date" shall have the meaning ascribed to it in
Article IV (B)(2)(f)(v)(B)(iii) hereof.


        "Undesignated Preferred Stock" has the meaning set forth in Article IV(B)(1).

                                   ARTICLE VI

                              ELECTION OF DIRECTORS

        Members of the Board of Directors need not be elected by written ballot unless the By-Laws of the Corporation so provide.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY


        No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. If the General Corporation Law is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

        Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        To the fullest extent permitted by applicable law, the Corporation will provide indemnification of (and advancement of expenses to) its directors and officers (and any other person to which Delaware law permits the Corporation to provide indemnification) in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others. Such indemnification may be provided through By-law provisions, insurance, agreements with such directors, officers, agents or other persons, vote of stockholders or disinterested directors or otherwise. The rights to indemnification and advancement provided by, or granted pursuant to, this
Article VIII shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

        The provisions of this Article VIII shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VIII is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Article VIII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or there-after arising or any proceeding theretofore or there-after brought or threatened based in whole or in part upon any such state of facts.

        The rights to indemnification and advancement provided by, or granted pursuant to, this Article VIII shall be enforceable by any person entitled to such indemnification or advancement in any court of competent jurisdiction. The burden of proving that such indemnification or advancement is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or advancement is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

        Any person entitled to be indemnified or to be advanced expenses as a matter of right pursuant to this Article VIII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                   ARTICLE IX

                  ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

        The Board of Directors may from time to time adopt, amend or repeal the By-laws; provided, however, that any By-laws adopted or amended by the Board of Directors may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this _____ day of February, 2000.




                                    EXULT, INC.


                                    By
                                       ----------------------------------------
                                       James C. Madden, Chief Executive Officer

ATTEST


By
   ----------------------------------------
   Steve Unterberger, Secretary